Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of October [ ], 2025, by and among WeShop Holdings Limited, a BVI Business Company limited by shares and incorporated in the British Virgin Islands (the “Company”), the persons and entities listed on Schedule A hereto, each of which is herein referred to as a “Holder”.

RECITALS

WHEREAS, certain of the Holders hold the Company’s Class A Ordinary Shares, no par value, (the “Class A Shares”) or rights to acquire Class A Shares.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Holders hereby agree as follows:

1. Definitions. For purposes of this Agreement:

(a) The term “Act” shall mean the Securities Act of 1933, as amended.

(b) The term “Affiliate” shall mean, with respect to any specified person, any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person, including, without limitation, any general partner, partner, member, officer, director or manager of such person and any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such person.

(c) The term “Board” shall mean the Company’s Board of Directors, as constituted from time to time.

(d) The term “Form F-3” shall mean such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(e) The term “Free Writing Prospectus” shall mean a free-writing prospectus, as defined in Rule 405.

(f) The term “Holder” shall mean any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.10 of this Agreement.

(g) The term “Initial Listing” shall mean the listing of the Class A Shares on a national stock exchange in the United States.

(h) The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(i) The term “Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

(j) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(k) The term “Registrable Securities” shall mean Class A Shares, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under Section 2 of this Agreement are not assigned. In addition, the number of Registrable Securities outstanding shall equal the aggregate of the number of outstanding Class A Shares and the number of shares of Class A Shares issuable pursuant to then exercisable or convertible securities.

(l) The term “Rule 144” shall mean Rule 144 under the Act.

(m) The term “Rule 144(b)(1)(i)” shall mean subsection (b)(1)(i) of Rule 144 under the Act as it applies to Persons who have held shares for more than one (1) year.

(n) The term “Rule 405” shall mean Rule 405 under the Act.

(o) The term “SEC” shall mean the Securities and Exchange Commission.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Request for Registration.

(a) Subject to the conditions of this Section 2.1, if the Company shall receive at any time after twelve (12) months after the effective date of the Initial Listing, a written request from any Holder of Registrable Securities then outstanding Class A Shares issued or issuable on conversion of any existing incentive grants (for purposes of this Section 2.1, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $15,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 2.1(a).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1, and the Company shall include such information in the written notice referred to in Section 2.1(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to those Initiating Holders holding a majority of the Registrable Securities then held by all Initiating Holders). Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 2.1:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii) after the Company has effected two (2) registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective; or

(iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred twenty (120) days following the effective date of a Company-initiated registration subject to Section 2.2 below, provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or

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(iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form F-3 pursuant to Section 2.3 hereof; or

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.1 a certificate signed by the Company’s Chief Executive Officer, President or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right shall be exercised by the Company not more than once in any twelve (12) month period.

2.2 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than (i) a registration relating to a demand pursuant to Section 2.1 of this Agreement or (ii) a registration relating solely to the sale of securities of participants in a Company share plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only securities being registered is Class A Shares issuable upon (i) redemption of WePoints, or (iii) conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.5 of this Agreement, the Company shall, subject to the provisions of Section 2.2(c) of this Agreement, use its commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of Class A Shares, the Company shall not be required under this Section 2.2 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other Persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded from the offering and (ii) the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, members, retired partners and stockholders of such Holder, or the estates and family members of any such partners, members and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

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2.3 Form F-3 Registration. In case the Company shall receive from the Holders of at least twenty percent (20%) of the Registrable Securities (for purposes of this Section 2.3, the “F-3 Initiating Holders”) a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use its commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3:

(i) if Form F-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000;

(iii) if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 2.3 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the F-3 Initiating Holders; provided that such right shall be exercised by the Company not more than once in any twelve

(12) month period;

(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form F-3 pursuant to this Section 2.3;

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;

(vi) if the Company, within thirty (30) days of receipt of the request of such F-3 Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within ninety (90) days of receipt of such request (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145), provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or

(vii) during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 2.2 of this Agreement, provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective.

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(c) If the F-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the written notice referred to in Section 2.3(a). The provisions of Section 2.1(b) of this Agreement shall be applicable to such request (with the substitution of Section 2.3 for references to Section 2.1).

(d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the F-3 Initiating Holders. Registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration effected pursuant to Section 2.1 of this Agreement.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

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(g) cause all such Registrable Securities registered pursuant to this Section 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

Notwithstanding the provisions of this Section 2, the Company shall be entitled to postpone or suspend, upon written notice to the participating Holders and for a reasonable period of time not to exceed one hundred twenty (120) days thereafter, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board:

(i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations;

(ii) materially and adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 2.4, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

2.5 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to Sections 2.1, 2.2 and 2.3 of this Agreement, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 or Section 2.3 of this Agreement if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration) unless, in the case of a registration requested under Section 2.1 of this Agreement, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1 of this Agreement and; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 2.1 and 2.3 of this Agreement.

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2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder, each Person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission of a material fact required to be stated in such registration statement, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse, as incurred, each such Holder, underwriter, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon a Violation that occurs in reliance upon, and in conformity with, written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling Person or other aforementioned Person.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 2.8(b) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section 2.8(b), when combined with any amounts contributed under Section 2.8(d) by such Holder, exceed the net proceeds from the offering received by such Holder.

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(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding, if prejudicial to its ability to defend such action or proceeding, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.8 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 2.8(b), shall exceed the net proceeds from the offering received by such Holder and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2 and otherwise.

2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (a) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner, member or stockholder of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder or any of such Holder’s family members, or (c) after such assignment or transfer, holds at least ten percent (10%) of the Registrable Securities initially purchased by the transferring Holder (appropriately adjusted for any stock split, dividend, combination or other recapitalization), provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 2.12 of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

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2.10 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2 after fifteen (15) years following the Initial Listing.

3. Miscellaneous.

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without regard to its principles of conflicts of laws. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

3.3 Counterparts. This Agreement may be executed and delivered by facsimile or electronic signature in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 4.5).

3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7 Entire Agreement; Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company, and (ii) holders of a majority of the Registrable Securities. Notwithstanding the foregoing, in the event that any amendment or waiver adversely affects the obligations or rights under this Agreement of a Holder (an “Affected Holder”) in a different manner from any other Holder, such amendment or waiver shall also require the written consent of the Affected Holder. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.

3.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

3.9 Aggregation of Shares. All Registrable Securities held or acquired by Affiliates or other affiliated entities (including affiliated venture capital funds or venture capital funds under common investment management) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10 Share Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the capital stock of the Company occurring after the date of this Agreement.

3.11 Additional Holders. Notwithstanding Section 4.7, no consent shall be necessary to add additional Holders or their permitted transferees as signatories to this Agreement, provided, however, such Holder or permitted transferee has signed a counterpart signature page hereto. Schedule A to this Agreement shall be updated without any action of the Holders to reflect such additional Holders or permitted transferees.

3.12 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Holder shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

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9

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY

WESHOP HOLDINGS LIMITED

By:
Name:
Title:

Address: Hawk House 22 The Esplanade Jersey, JE1 1HH Channel Islands +44 (808) 196-8324

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

HOLDERS: